UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 3, 2009
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On April 3, 2009, Emmis Communications Corporation ( “Emmis” or the “Company”), through its subsidiaries, entered into a Local Programming and Marketing Agreement (“LMA”) and a Put and Call Agreement (“Put and Call”) with a subsidiary of Grupo Radio Centro, S.A.B. de C.V. (“GRC”), under which GRC will pay Emmis $7 million dollars per year (and reimburse certain expenses) in exchange for the right to provide Emmis with programming for radio station KMVN(FM), Los Angeles, CA (the “Station”), for up to seven years. The first two years of the LMA fee are being prepaid by GRC. At any time during the LMA, GRC has the right to purchase the Station under the Put and Call for $110 million. At the end of the LMA term, Emmis has the right to require GRC to purchase the Station under the Put and Call for the same amount. Under the LMA, Emmis will continue to own and operate the Station, with GRC providing Emmis with programming to be broadcast.  GRC is obligated to find a purchaser who meets all applicable FCC ownership requirements if GRC is not qualified to own the Station at the time of purchase. Any closing under the Put and Call Agreement is subject to customary representations, warranties and covenants.
     The foregoing description of the transactions does not purport to be a complete statement of the parties’ rights and obligations under the applicable agreement and is qualified in its entirety by reference to the LMA, which is filed with this report as Exhibit 10.1 and the Put and Call, which is filed with this report as Exhibit 10.2. A copy of the press release announcing the transaction is furnished with this report as Exhibit 99.1.
     Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	increased competition in our markets and the broadcasting industry;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions;

•	changes in audience measurement systems

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	competition from new or different technologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.
Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
 (c) Exhibits

EXHIBIT #	DESCRIPTION

10.1	Local Programming and Marketing Agreement, dated April 3, 2009, between KMVN, LLC, KMVN License, LLC, and Grupo Radio Centro LA, LLC.

10.2	Put and Call Agreement, dated April 3, 2009, between KMVN, LLC, KMVN License, LLC and Grupo Radio Centro LA, LLC.

99.1	Press Release dated April 3, 2009.

Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: April 8, 2009	By:	/s/ J. Scott Enright

J. Scott Enright, Executive Vice President,
General Counsel and Secretary